EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm of Wave Wireless Corporation (formerly known as P-Com, Inc.), we consent to the reference to our firm under the caption “EXPERTS” and to the use of our report dated January 26, 2005, except for Note 17, as to which the date is March 10, 2005, in the Registration Statement (Form S-4) of Wave Wireless Corporation filed with the Securities and Exchange Commission.

/s/ Aidman, Piser & Company
Tampa, Florida
January 25, 2006